                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-12211 and Form S-8 No. 333-06867 and No. 333-06869) of Equity
Residential Properties Trust and in the related Prospectuses of our report dated February 12, 1997, except for Note 19, as to which the date is March 20, 1997, with respect to the consolidated financial statements and schedule of Equity Residential Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                       Ernst & Young LLP



Chicago, Illinois
March 20, 1997